EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Network CN, Inc.

We consent to the incorporation by reference in the Registration Statement No. 333-141943 on Form S-8 of Network CN, Inc. relating to our audit of the financial statements included in the Annual Report on Form 10-KSB/A of Network CN, Inc. for the years ended December 31, 2007 (Restated) and 2006.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, FL
October 22, 2008

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com